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                                                                    EXHIBIT 3.2

                              FIRST AMENDMENT TO
                        AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                 MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP


         This agreement (the "Amendment") amends that certain Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of Marriott Residence Inn II Limited Partnership (the "Partnership") dated as of December 28, 1988.

         WHEREAS, Marriott RIBM Two Corporation as general partner (the "General Partner"), Christopher G. Townsend as Organizational Limited Partner, the General Partner as attorney in fact for all of the limited partners (the "Limited Partners") of the Partnership, Marriott Corporation and Host International, Inc. (the latter two solely for purposes of Section 5.03B of the Partnership Agreement) entered into the Partnership Agreement; and

         Whereas, Section 11.02E of the Partnership Agreement permits the General Partner to amend the Partnership Agreement, without the Consent of the Limited Partners, to clarify the provisions of the Partnership Agreement so long as the amendment does not adversely affect the rights of the Limited Partners; and

         Whereas, Section 9.04B of the Partnership Agreement provides that within 120 days of the end of each Fiscal Year of the Partnership, the General Partner shall provide a report (the "Annual Report") setting forth certain financial data of the Partnership; and

         Whereas, because the Partnership began business on December 28, 1988, the cost and effort to the Partnership of producing the Annual Report would be prohibitive in relation to the data which would be supplied for the remainder of Fiscal Year 1988; and

         Whereas, the data which would be supplied in the Fiscal Year 1988 Annual Report will be included in the Fiscal Year 1989 Annual Report; and

         Whereas, the General Partner for itself and as attorney in fact for the Limited Partners, now wishes to amend the Partnership Agreement to provide that an Annual Report for Fiscal Year 1988 not be supplied.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for good and valuable consideration, the parties hereto, intending to be legally bound hereby, mutually agree to amend the Partnership Agreement as follows:

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                                                                     EXHIBIT 3.2

1. Section 9.04B on page 33 of the Partnership Agreement shall be amended by inserting on line 1 of the subsection after the words "each Fiscal Year of the Partnership" the words "after Fiscal Year 1988."

2. Any other sections of the Partnership Agreement referring to the requirement that the General Partner provide an Annual Report shall be deemed to have been amended in accordance with paragraph 1 of this Amendment.

3. All defined terms contained in this Amendment, unless otherwise defined herein, shall have the meaning contained in the Partnership Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of April, 1989.

                                        MARRIOTT MHP TWO CORPORATION
                                        General Partner


                                        By:      /s/ Matthew J. Hart
                                            -------------------------------
                                              Matthew J. Hart
                                              President


                                        LIMITED PARTNERS:
                                        MARRIOTT MHP TWO CORPORATION
                                        as Attorney in Fact for
                                        all Limited Partners


                                        By:      /s/ Matthew J. Hart
                                            -------------------------------
                                              Matthew J. Hart
                                              President

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